UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2021, the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”) appointed Kimberly A. Harriman as a director and as a member of the Audit Committee of the Board, effective immediately. Ms. Harriman has been designated as a Class III director to serve until the Company's 2023 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal or resignation. The Board has determined that Ms. Harriman is an independent director as defined in the NASDAQ Stock Market listing standards and applicable Securities and Exchange Commission rules and regulations.

Ms. Harriman is the Vice President, State Government Relations and Public Affairs, of Avangrid, Inc., an NYSE-listed energy provider operating in 24 states. Prior to joining Avangrid, from 2016 to December 2020, Ms. Harriman served as Senior Vice President, Public and Regulatory Affairs, for New York Power Authority, the largest public utility in the United States. Previously Ms. Harriman was General Counsel for the New York State Department of Public Service from 2014 to July 2016. Ms. Harriman holds a J.D. from Albany Law School of Union University and a B.A. in Political Science from Siena College.

For her service as a non-employee director, Ms. Harriman will be compensated in accordance with the Company’s Non-Employee Director Compensation Plan (the “Plan”). In accordance with the Plan, upon her appointment as a director, the Company granted Ms. Harriman options to purchase 4,479 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on the date of grant. The options become fully vested on the first anniversary of the grant date, subject to Ms. Harriman’s continued service on the Board. Under the Plan, Ms. Harriman will receive an annual retainer of $60,000 for service as a director and $15,000 for service on the Audit Committee. In addition, pursuant to the Plan, Ms. Harriman will receive an annual equity grant comprised of (i) a non-qualified stock option for a number of shares of common stock equal to $112,500 divided by the closing price of the common stock on the grant date, and (ii) a number of shares of restricted common stock equal to $112,500 divided by the closing price of the common stock on the grant date. The stock option will have an exercise price equal to the fair market value of the common stock on the grant date and will vest fully on the first anniversary of the grant date. The restricted common stock will vest fully on the first anniversary of the grant date. In connection with her appointment to the Board, the Company and Ms. Harriman entered into the Company’s standard indemnification agreement for non-employee directors.

There are no arrangements or understandings between Ms. Harriman and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Harriman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 22, 2021, the Company issued a press release with respect to Ms. Harriman’s appointment to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated February 22, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: February 22, 2021	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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